UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2005
EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (714) 662-5600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Mr. Michael Downey serves as a director and member of the audit committee of Emulex Corporation. Mr. Downey serves as a director and a member of the audit, nominating and compensation committees of Vertical Communications, Inc. (previously known as Artisoft Inc.), a developer of software-based phone systems, and served as its interim President and Chief Executive Officer from March 2000 to July 2000 and as its Chairman from October 1998 to February 2004. Mr. Downey serves as a director and a member of the audit and compensation committees of First Consulting Group, Inc, a consulting and integration management company for the health care and pharmaceutical industries. Mr. Downey also serves as a director and member of the audit and compensation committees of Adeza Biomedical Corporation, a designer, developer and manufacturer, and marketer of women’s healthcare products.
Pursuant to the New York Stock Exchange Listed Company Manual, Section 303A.07, the board of directors of Emulex Corporation has determined that Mr. Downey’s simultaneously service on the audit committees of Emulex Corporation and the above-referenced three public companies would not impair the ability of Mr. Downey to effectively serve on the Emulex Corporation audit committee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)
Date: December 21, 2005	By:	/s/ PAUL F. FOLINO
Paul F. Folino,
Chairman and Chief Executive Officer